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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (Registration Nos. 2-87473, 33-34139, 33-38708, 33-44053, 33-49629,
33-49631, 33-53713, 33-55771, 33-56435, 33-56979, 33-57709, 33-02061, 333-36371,
333-50899, 333-76839, 333-90975, 333-39610, 333-90975 and 333-39606) of Pfizer
Inc. of our report dated January 24, 2000, except for Note 6, as to which the date is February 7, 2000, relating to the financial statements of Warner-Lambert Company, which report appears in this Form 8-K.


PricewaterhouseCoopers  LLP
Florham Park, New Jersey
September 1, 2000